Exhibit 99.1

HERTZ REPORTS STRONG FIRST QUARTER OPERATING RESULTS

•                  Record first quarter revenues of $1.92 billion, up 7.6% compared with the first quarter of 2006

•                  Adjusted pre-tax income increased significantly to $16.1 million, compared with a loss of $11.6 million in the first quarter of 2006

•                  Corporate EBITDA for the quarter improved by 19.8% year-over-year, to $238.0 million

•                  Net corporate debt decreased by $122.9 million during the first quarter with a year-over-year improvement of 9.5%, or $462.2 million

•                  The Company re-affirms its full year 2007 revenues and earnings guidance

Park Ridge, NJ April 26, 2007 — Hertz Global Holdings, Inc. (NYSE:HTZ) (with its subsidiaries, the “Company” or “we”) reported record first quarter 2007 revenues of $1.92 billion, an increase of 7.6% over the same period in 2006.    Worldwide car rental revenues for the quarter were $1.53 billion, an increase of 7.6%, while revenues from worldwide equipment rental were $389.9 million, up 7.4% over the prior year period.

Corporate EBITDA(1)  for the first quarter of 2007 was $238.0 million, an increase of 19.8% over the first quarter of 2006, while adjusted pre-tax income(2), a measurement the Company believes better reflects financial results from ongoing operations, was $16.1 million, compared with a loss of $11.6 million in the prior year period.

The Company incurred a loss before taxes and minority interest of $90.6 million during the quarter, a result that includes more than $50 million of non-recurring charges, compared with a $63.3 million loss in the first quarter of 2006.  The first quarter is typically the weakest for car and equipment rental companies due to the seasonality of the businesses.  The Company’s loss for the first quarter of 2007 is attributable, in part, to a $32.6 million restructuring charge and an additional non-cash interest charge of $19.2 million, primarily related to debt restructuring.   The Company anticipates annualized savings of approximately $140 million from previously announced job reductions, and $8.5 million in annualized savings attributable to debt restructuring.   There will be additional restructuring actions during 2007 which will be announced when plans are finalized.

Adjusted net income(3) was $6.3 million, resulting in adjusted earnings per share for the quarter of $0.02, based on the pro-forma post-IPO diluted number of shares outstanding (324.8 million),  compared with a loss of $10.8 million, or $(0.03) per share, in the prior year period.  The Company incurred a net loss of $62.6 million for the first quarter of 2007, or $(0.19) per share on a fully diluted basis, compared with a loss of $49.2 million, or $(0.21) per share on a fully diluted basis in the same period last year.

INCOME MEASUREMENTS, FIRST QUARTER 2007 & 2006

	Q1 2007			Q1 2006
(in millions, except per share amounts)	Pre-tax Income (Loss)	Net Income (Loss)	Fully Diluted Earnings (Loss) Per Share	Pre-tax Income (Loss)	Net Income (Loss)	Fully Diluted Earnings (Loss) Per Share

Earnings Measures (EPS based on 326.6M and 229.5M shares)	$(90.6)	$(62.6)	$(0.19)	$(63.3)	$(49.2)	$(0.21)

Adjustments:
Purchase accounting	23.1			22.0
Non-cash interest	48.4			29.2
Restructuring charges	32.6			—
Other	2.6			0.5

Adjusted Pre-Tax Income (Loss)	16.1	16.1		(11.6)	(11.6)

Assumed (provision) benefit for income taxes at 35%		(5.7)			4.0
Minority interest		(4.1)			(3.2)

Earnings Measures, as adjusted (EPS based on pro forma fully diluted post-IPO shares of 324.8M)	$16.1	$6.3	$0.02	$(11.6)	$(10.8)	$(0.03)

(in millions)	Q1 2007	Q1 2006
EBITDA(4)	$663.8	$616.1
Adjustments:
Car rental fleet interest	(102.8)	(98.0)
Car rental fleet depreciation	(395.9)	(345.6)
Non-cash expenses and charges	37.7	31.4
Extraordinary, unusual or non-recurring
gains and losses	35.2	(6.0)
Sponsors’ fees	—	0.8
Corporate EBITDA	$238.0	$198.7

The Company generated strong cash flows during the first quarter of 2007, with net corporate debt(4) decreasing from $4.5 billion as of December 31, 2006 to $4.4 billion as of March 31, 2007, and compared with $4.9 billion as of

March 31, 2006.  Levered after-tax cash flows after fleet growth(4) were $122.9 million for the quarter, compared with $(47.1) million in the first quarter of 2006.   The stronger cash flows were generated from lower  capital expenditures, improved working capital and higher Corporate EBITDA.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer, said “Hertz achieved strong first quarter operating results due to revenue growth and additional progress on our cost management initiatives, as we reduced direct operating expenses by 2.4 percentage points of revenues compared with the first quarter of 2006.  Our revenue growth is the result of geographic, market and product diversification. Our global platforms, complementary rental businesses and cost management discipline set Hertz apart from the competition and are driving our financial performance.”

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were $1.53 billion for the first quarter of 2007, an increase of 7.6% over the prior year period.   Rental rate revenue per transaction day(4)  was flat for the quarter [(0.1%) U.S., 0.4% International].  Pricing in the U.S. is influenced by the Company’s double-digit revenue growth in the insurance replacement market.  Rentals in this sector typically generate lower rental rate revenue per transaction day offset by significantly longer rental length and lower car costs.  Transaction days improved by 4.2% (3.2% U.S., 6.6% International).  Transaction day improvement reflects the Company’s growth in the off-airport business and its improving airport market share during the quarter, offset partially by difficult year-over-year comparisons in the Gulf Coast regions which experienced heavy hurricane-related rental demand in the first quarter of 2006.  This will continue to impact the year-over-year comparisons for the second quarter, although at a lower level, before it subsides.

Corporate EBITDA was $74.0 million, a 14.7% increase over the first quarter of 2006.

Adjusted pre-tax income was $36.9 million, more than double the $17.5 million adjusted pre-tax income earned during the first quarter of 2006.  The result was driven by transaction day improvement and a 1.2 percentage points of revenues improvement in overall expenses, year-over-year.

The worldwide average number of Company-operated cars for the first quarter of 2007 was 423,400, an increase of 5.1% over the prior year period, reflecting current year volume increases to meet rental demand.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were a record $389.9 million, a 7.4% increase over the prior year period.  Revenue growth reflects the strength of our equipment rental segment’s business in its markets in the United States, Canada, France and Spain, and the diversification of our product and market mix.  Pricing increased by 1.7% despite the effects of the slower non-residential construction business in the United States, as well as the unfavorable year-over-year comparisons in the Gulf Coast  regions which experienced heavy hurricane-related rental demand in the first quarter of 2006.   This will

continue to impact the year-over-year comparisons for the second quarter, although at a lower level, before it subsides.

Corporate EBITDA improved to $173.9 million for the quarter, an 18.7% increase over first quarter 2006.

Adjusted pre-tax income was $65.6 million, a 23.1% improvement year-over-year.   The results are attributable to revenue growth, a decrease in overall expenses of 2.1 percentage points of revenues year-over-year, and stronger year-over-year fleet deletions and lower new fleet purchases.

The average acquisition cost of rental equipment operated during the first quarter of 2007 increased 12.1% to $3.09 billion, and net revenue earning equipment as of March 31, 2007 was $2.42 billion, a 10.4% increase over the amount as of March 31, 2006.

OUTLOOK

The Company re-affirms the full year 2007 revenues, Corporate EBITDA, adjusted net income and adjusted net income per share guidance provided in its earnings announcement dated March 12, 2007, and is now providing full year 2007 guidance for adjusted pre-tax income.   The Company forecasts revenues of $8.5 billion to $8.6 billion, an increase of 5% to 7% for both car and equipment rental,  Corporate EBITDA in the range of $1.54 billion to $1.57 billion, an increase of between 12% to 14%, adjusted pre-tax income in the range of $600 million to $630 million, an increase of between 23% and 29%, and adjusted net income of $372 million to $395 million, an increase of between 24% to 32%, or $1.15 to $1.22 per share, based on the pro forma post-IPO diluted number of shares outstanding (324.8 million)(5).

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues, Corporate EBITDA, loss before income taxes and minority interest, adjusted pre-tax income, net loss and adjusted net income for the first quarter of 2007 as did the Company.

(1)          Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities.  See the accompanying reconciliations.

(2)          Adjusted pre-tax income, a non-GAAP measure of profitability, represents income before income taxes and minority interest plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items.  See the accompanying reconciliations.  Beginning in 2007, the Company has adopted adjusted pre-tax income (loss) as its segment profit metric, replacing income (loss) before income taxes and minority interest.   This measure will be part of the

Company’s filings with the United States Securities and Exchange Commission, beginning with its Form 10-Q filing for the first quarter of 2007.

(3)          Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax amount less a provision for income taxes derived utilizing a normalized income tax rate (35%) and minority interest.  See the accompanying reconciliations.

(4)          EBITDA, net corporate debt, levered after-tax cash flows after fleet growth and rental rate revenue per transaction day are non-GAAP measures.  See the accompanying reconciliations.

(5)          Management believes that Corporate EBITDA, adjusted pre-tax income and adjusted net income are useful in measuring the comparable results of the company period-over-period.   The GAAP measures most directly comparable to each of Corporate EBITDA, adjusted pre-tax income and adjusted net income are income before income taxes and minority interest (“pre-tax income”) and net income.  Because of the forward-looking nature of the Company’s forecasted Corporate EBITDA, adjusted pre-tax income and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted pre-tax and net income to forecasted Corporate EBITDA, adjusted pre-tax income and adjusted net income are not available.  The Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted pre-tax income and net income would imply a degree of precision that could be confusing or misleading to investors.

CONFERENCE CALL INFORMATION

The Hertz Global Holdings, Inc. first quarter 2007 earnings conference call will be held on Thursday, April 26, 2007, at 10:00 a.m. (EDT).   To access the conference call live, dial 800- 230-1085 (U.S.) or 612-332-0932 (International) using the pass code 858640 or listen via webcast at www.hertz.com/investorrelations.  The conference call will be available through May 3, 2007 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 858640.  The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 7,600 locations in 145 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental companies in the United States and Canada combined, with corporate locations in France and Spain.  Hertz Global Holdings, Inc. is the corporate parent of Hertz.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2006 Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the United States Securities and Exchange Commission, or the “SEC,” on March 30, 2007, could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:	Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2007 and 2006
Table 2:	Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three Months Ended March 31, 2007 and 2006
Table 3:	Segment Information for the Three Months Ended March 31, 2007 and 2006
Table 4:	Selected Operating and Financial Data as of or for the Three Months Ended March 31, 2007 and 2006
Table 5:

Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss), Adjusted Net Income (Loss), EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow Before Fleet Growth and Levered After-Tax Cash Flow After Fleet Growth for the Three Months Ended March 31, 2007 and 2006

Table 6:

Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Net Corporate Debt, Net Fleet Debt, Car Rental Rate Revenue Per Transaction Day and Equipment Rental and Rental Related Revenue for the Three Months Ended March 31, 2007 and 2006

Table 1

HERTZ GLOBAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
Unaudited

	Three Months Ended		As a Percent
	March 31,		of Total Revenues
	2007	2006	2007	2006
Total revenues	$1,921.5	$1,786.6	100.0%	100.0%

Expenses:
Direct operating	1,114.3	1,070.1	58.0%	59.9%
Depreciation of revenue earning equipment	467.8	407.3	24.3%	22.8%

Selling, general and administrative	200.4	162.2	10.4%	9.0%
Interest, net of interest income	229.6	210.3	12.0%	11.8%
Total expenses	2,012.1	1,849.9	104.7%	103.5%

Loss before income taxes and minority interest	(90.6)	(63.3)	(4.7)%	(3.5)%
Benefit for taxes on income	32.1	17.3	1.6%	0.9%
Minority interest	(4.1)	(3.2)	(0.2)%	(0.2)%
Net loss	$(62.6)	$(49.2)	(3.3)%	(2.8)%

Loss per share:
Basic	$(0.20)	$(0.21)
Diluted	$(0.19)	$(0.21)

Weighted average number of shares outstanding:
Basic	320.6	229.5
Diluted	326.6	229.5

Table 2

HERTZ GLOBAL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions)
Unaudited

	Three Months Ended March 31, 2007
	As			As
	Reported	Adjustments		Adjusted
Total revenues	$1,921.5	$—		$1,921.5

Expenses:
Direct operating	1,114.3	(31.5	)(a)	1,082.8
Depreciation of revenue earning equipment	467.8	(4.3	)(b)	463.5
Selling, general and administrative	200.4	(22.5	)(c)	177.9
Interest, net of interest income	229.6	(48.4	)(d)	181.2
Total expenses	2,012.1	(106.7)		1,905.4

(Loss) income before income taxes and minority interest	(90.6)	106.7		16.1

Benefit (provision) for taxes on income	32.1	(37.8	)(e)	(5.7)
Minority interest	(4.1)	—		(4.1)
Net (loss) income	$(62.6)	$68.9		$6.3

	Three Months Ended March 31, 2006
	As			As
	Reported	Adjustments		Adjusted
Total revenues	$1,786.6	$—		$1,786.6

Expenses:
Direct operating	1,070.1	(19.9	)(a)	1,050.2
Depreciation of revenue earning equipment	407.3	(1.9	)(b)	405.4
Selling, general and administrative	162.2	(0.7	)(c)	161.5
Interest, net of interest income	210.3	(29.2	)(d)	181.1
Total expenses	1,849.9	(51.7)		1,798.2

(Loss) income before income taxes and minority interest	(63.3)	51.7		(11.6)
Benefit (provision) for taxes on income	17.3	(13.3	)(e)	4.0
Minority interest	(3.2)	—		(3.2)
Net (loss) income	$(49.2)	$38.4		$(10.8)

(a)             Represents the increase in amortization of other intangible assets, depreciation  of property and equipment and accretion of certain revalued liabilities relating  to purchase accounting.  In 2007, also includes $12.9 million of restructuring charges.

(b)            Represents the increase in depreciation of revenue earning equipment based  upon their revaluation  relating to purchase accounting.

(c)             Represents the increase in depreciation of property and equipment relating to purchase accounting and CEO transition payments.  In 2007, also includes $19.7 million of restructuring charges.  In 2006, also includes a gain on the sale of swap derivative, net of a loss on the mark to market of the Euro denominated debt.

(d)            Represents non-cash debt charges relating to the amortization of debt financing costs and debt discount.  In 2007, also includes $16.1 million of debt restructuring and $12.8 million associated with the ineffectiveness of our interest rate swaps.

(e)             Represents a provision for income taxes derived utilizing a normalized income  tax rate (35%).

Table 3

HERTZ GLOBAL HOLDINGS, INC.
SEGMENT INFORMATION
(In millions, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2007	2006
Revenues:
Car Rental	$1,529.7	$1,421.6
Equipment Rental	389.9	363.1
Corporate and Other	1.9	1.9
	$1,921.5	$1,786.6

Income (loss) before income taxes and minority interest :
Car Rental	$(16.8)	$(11.1)
Equipment Rental	46.0	34.5
Corporate and Other	(119.8)	(86.7)
	$(90.6)	$(63.3)

Corporate EBITDA:
Car Rental	$74.0	$64.5
Equipment Rental	173.9	146.5
Corporate and Other	(9.9)	(12.3)
	$238.0	$198.7

Adjusted Pre-Tax Income (Loss)
Car Rental	$36.9	$17.5
Equipment Rental	65.6	53.3
Corporate and Other	(86.4)	(82.4)
	$16.1	$(11.6)

Adjusted Net Income (Loss):
Car Rental	$24.0	$11.4
Equipment Rental	42.6	34.6
Corporate and Other	(60.3)	(56.8)
	$6.3	$(10.8)

Adjusted Diluted Earnings (Loss) Per Share	$0.02	$(0.03)

Pro forma post-IPO diluted number of shares outstanding	324.8	324.8

Table 4

HERTZ GLOBAL HOLDINGS, INC.
SELECTED OPERATING AND FINANCIAL DATA

	Three	Percent
	Months	change
	Ended, or as	from
	of March 31,	prior year
	2007	period

Selected Car Rental Operating Data
Worldwide transaction days (in thousands)	28,936	4.2%
Domestic	20,846	3.2%
International	8,090	6.6%

Worldwide rental rate revenue per transaction day (a)	$44.72	0.0%
Domestic	$44.39	(0.1)%
International (b)	$45.56	0.4%

Worldwide average number of company- operated cars during period	423,400	5.1%
Domestic	302,500	4.9%
International	120,900	5.7%

Worldwide revenue earning equipment, net (in millions of dollars)	$8,036.6	(1.7)%

Selected Worldwide Equipment Rental Operating Data
Rental and rental related revenue (in millions of dollars) (a) (b)	$348.0	8.2%
Same store revenue growth (a)	4.8%	(82.7)%
Average acquisition cost of rental equipment operated during period (in millions of dollars)	$3,092.1	12.1%
Revenue earning equipment, net (in millions of dollars)	$2,422.4	10.4%

Other Financial Data (in millions of dollars)
Cash flows provided by operating activities	$1,124.8	(6.7)%
Levered after-tax cash flow before fleet growth (a)	441.1	21.5%
Levered after-tax cash after fleet growth (a)	122.9	N/M
EBITDA (a)	663.8	7.7%
Corporate EBITDA (a)	238.0	19.8%

	March 31,
Selected Balance Sheet Data (in millions of dollars)	2007
Cash and equivalents	$476.9
Total revenue earning equipment, net	10,459.0
Total assets	18,526.8
Total debt	11,756.9
Net corporate debt (a)	4,414.4
Net fleet debt (a)	6,673.8
Stockholders’ equity	2,482.8

(a) Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b) Based on 12/31/06 foreign exchange rates.

Table 5

HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES
(In millions, except per share amounts)

ADJUSTED PRE-TAX INCOME (LOSS) AND ADJUSTED NET INCOME (LOSS)

	Three Months Ended March 31, 2007
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

(Loss) income before income taxes and minority interest	$(16.8)	$46.0	$(119.8)	$(90.6)
Adjustments:
Purchase accounting (a)	7.7	15.0	0.4	23.1
Non-cash debt charges (b)	26.3	2.8	19.3	48.4
Restructuring charges	19.7	1.8	11.1	32.6
CEO transition payments	—	—	2.6	2.6
Adjusted pre-tax income (loss)	36.9	65.6	(86.4)	16.1
Assumed (provision) benefit for income taxes of 35%	(12.9)	(23.0)	30.2	(5.7)
Minority interest	—	—	(4.1)	(4.1)
Adjusted net income (loss)	$24.0	$42.6	$(60.3)	$6.3

Adjusted Diluted Earnings Per Share				$0.02

Pro forma post-IPO diluted number of shares outstanding				324.8

	Three Months Ended March 31, 2006
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

(Loss) income before income taxes and minority interest	$(11.1)	$34.5	$(86.7)	$(63.3)
Adjustments:
Purchase accounting (a)	6.5	14.9	0.6	22.0
Non-cash debt charges (b)	22.1	3.9	3.2	29.2
Mark-to-market Euro denominated debt (c)	—	—	6.5	6.5
Gain on sale of swap derivative	—	—	(6.6)	(6.6)
CEO transition payments	—	—	0.6	0.6
Adjusted pre-tax income (loss)	17.5	53.3	(82.4)	(11.6)
Assumed (provision) benefit for income taxes of 35%	(6.1)	(18.7)	28.8	4.0
Minority interest	—	—	(3.2)	(3.2)
Adjusted net income (loss)	$11.4	$34.6	$(56.8)	$(10.8)

Adjusted Diluted Loss Per Share				$(0.03)

Pro forma post-IPO diluted number of shares outstanding				324.8

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,
LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended March 31, 2007
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

(Loss) income before income taxes and minority interest	$(16.8)	$46.0	$(119.8)	$(90.6)
Depreciation and amortization	437.4	89.9	1.6	528.9
Interest, net of interest income	105.4	35.0	89.2	229.6
Minority interest	—	—	(4.1)	(4.1)
EBITDA	526.0	170.9	(33.1)	663.8
Adjustments:
Car rental fleet interest	(102.8)	—	—	(102.8)
Car rental fleet depreciation	(395.9)	—	—	(395.9)
Non-cash expenses and charges (d)	27.0	1.2	9.5	37.7
Extraordinary, unusual or non-recurring gains and losses (e)	19.7	1.8	13.7	35.2
Corporate EBITDA	$74.0	$173.9	$(9.9)	238.0
Equipment rental maintenance capital expenditures, net				(62.6)
Non-fleet capital expenditures, net				(32.1)
Changes in working capital				447.4
Changes in other assets and liabilities				(43.5)
Unlevered pre-tax cash flow (f)				547.2
Corporate net cash interest				(102.9)
Corporate cash taxes				(3.2)
Levered after-tax cash flow before fleet growth (f)				441.1
Equipment rental fleet growth capital expenditures				6.5
Car rental net fleet equity requirement				(324.7)
Levered after-tax cash flow after fleet growth (f)				$122.9

	Three Months Ended March 31, 2006
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

(Loss) income before income taxes and minority interest	$(11.1)	$34.5	$(86.7)	$(63.3)
Depreciation and amortization	391.5	79.4	1.4	472.3
Interest, net of interest income	104.0	31.4	74.9	210.3
Minority interest	—	—	(3.2)	(3.2)
EBITDA	484.4	145.3	(13.6)	616.1
Adjustments:
Car rental fleet interest	(98.0)	—	—	(98.0)
Car rental fleet depreciation	(345.6)	—	—	(345.6)
Non-cash expenses and charges (d)	23.7	1.2	6.5	31.4
Extraordinary, unusual or non-recurring gains and losses (e)	—	—	(6.0)	(6.0)
Sponsors’ fees	—	—	0.8	0.8
Corporate EBITDA	$64.5	$146.5	$(12.3)	198.7
Equipment rental maintenance capital expenditures, net				(52.8)
Non-fleet capital expenditures, net				(48.9)
Changes in working capital				371.2
Changes in other assets and liabilities				1.9
Unlevered pre-tax cash flow (f)				470.1
Corporate net cash interest				(104.0)
Corporate cash taxes				(3.2)
Levered after-tax cash flow before fleet growth (f)				362.9
Equipment rental fleet growth capital expenditures				(124.6)
Car rental net fleet equity requirement				(285.4)
Levered after-tax cash flow after fleet growth (f)				$(47.1)

(a)             Includes the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005, on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damages liabilities.

(b)            Non-cash debt charges represents the amortization of deferred financing costs and debt discount. In 2007, also includes $16.1 million associated with the debt restructuring and $12.8 million associated with the ineffectiveness of our interest rate swaps.

(c)             Represents unrealized losses on currency translation of Euro denominated debt.

(d)            As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

	Three Months Ended March 31, 2007
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total
Non-Cash Expenses and Charges
Non-cash amortization of debt costs included in car rental fleet interest	$25.7	$—	$—	$25.7
Non-cash charges for workers’ compensation	1.3	1.2	—	2.5
Corporate non-cash stock-based employee compensation charges	—	—	6.1	6.1
Corporate non-cash charges for pension	—	—	1.3	1.3
Corporate non-cash charges for public liability and property damage	—	—	1.8	1.8
Corporate unrealized loss on derivatives	—	—	0.3	0.3
Total non-cash expenses and charges	$27.0	$1.2	$9.5	$37.7

	Three Months Ended March 31, 2006
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

Non-cash amortization of debt costs included in car rental fleet interest	$21.5	$—	$—	$21.5
Non-cash charges for workers’ compensation	2.2	1.2	—	3.4
Corporate unrealized losses on currency translation of Euro denominated debt	—	—	6.5	6.5
Total non-cash expenses and charges	$23.7	$1.2	$6.5	$31.4

(e)             As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits.  The adjustments reflect the following:

	Three Months Ended March 31, 2007
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total
Extraordinary, Unusual or Non-Recurring Items
Restructuring charges	$19.7	$1.8	$11.1	$32.6
CEO transition payments	—	—	2.6	2.6
Total extraordinary, unusual or non-recurring items	$19.7	$1.8	$13.7	$35.2

	Three Months Ended March 31, 2006
	Car	Equipment	Corporate
	Rental	Rental	and Other	Total

Gain on sale of swap derivative	$—	$—	$(6.6)	$(6.6)
CEO transition payments	—	—	0.6	0.6
Total extraordinary, unusual or non-recurring items	$—	$—	$(6.0)	$(6.0)

(f)               Amounts include the effect of fluctuations in foreign currency.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions of dollars, except as noted)

	Three Months Ended March 31,
	2007	2006
Reconciliation from Operating Cash Flows to EBITDA:
Net cash provided by operating activities	$1,124.8	$1,205.0
Amortization of debt costs	(35.6)	(29.2)
Stock-based employee compensation	(6.1)	—
Provision for public liability and property damage	(47.0)	(45.8)
Loss on revaluation of foreign denominated debt	—	(6.5)
Provision for losses on doubtful accounts	(2.9)	(4.6)
Minority interest	(4.1)	(3.2)
Deferred income taxes	24.2	(0.6)
Payments of public liability and property damage claims and expenses	45.2	44.0
Provision (benefit) for taxes on income	(32.1)	(17.3)
Interest, net of interest income	229.6	210.3
Net changes in assets and liabilities	(632.2)	(736.0)
EBITDA	$663.8	$616.1

	March 31,	December 31,
	2007	2006
Net Corporate Debt & Net Fleet Debt
Corporate Debt
Debt, less:	$11,756.9	$12,276.2
U.S Fleet Debt and Pre-Acquisition Notes	4,860.0	4,845.2
Fleet Financing Facility	197.6	165.9
International Fleet Debt	1,692.7	1,987.8
Fleet Debt	$6,750.3	$6,998.9
Corporate Debt	$5,006.6	$5,277.3

Corporate Restricted Cash
Restricted Cash, less:	$191.8	$552.5
Restricted Cash Associated with Fleet Debt	(76.5)	(487.0)
Corporate Restricted Cash	$115.3	$65.5

Net Corporate Debt
Corporate Debt, less:	$5,006.6	$5,277.3
Cash and Equivalents	(476.9)	(674.5)
Corporate Restricted Cash	(115.3)	(65.5)
Net Corporate Debt	$4,414.4	$4,537.3

Net Fleet Debt
Fleet Debt, less:	$6,750.3	$6,998.9
Restricted Cash Associated with Fleet Debt	(76.5)	(487.0)
Net Fleet Debt	$6,673.8	$6,511.9

	Three Months Ended March 31,
	2007	2006
Car rental rate revenue per transaction day (a)
Car rental revenue per statement of operations	$1,505.1	$1,399.6
Non-rental rate revenue	(211.4)	(189.1)
Foreign currency adjustment	0.4	31.4
Rental rate revenue	$1,294.1	$1,241.9
Transactions days (in thousands)	28,936	27,783
Rental rate revenue per transaction day (in whole dollars)	$44.72	$44.70

	Three Months Ended March 31,
	2007	2006
Equipment rental and rental related revenue (a)
Equipment rental revenue per statement of operations	$389.8	$363.0
Equipment sales and other revenue	(41.7)	(44.1)
Foreign currency adjustment	(0.1)	2.7
Rental and rental related revenue	$348.0	$321.6

(a)             Based on 12/31/06 foreign exchange rates.